Exhibit 99.1

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT SNCR - Synchronoss Technologies, Inc. and Intralinks Holdings M&A Call EVENT DATE/TIME: DECEMBER 06, 2016 / 1:30PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2016 / 1:30PM, SNCR - Synchronoss Technologies, Inc. and Intralinks Holdings M&A Call CORPORATE PARTICIPANTS Daniel Ives Synchronoss Technologies, Inc. - SVP, Finance & Corporate Development Steve Waldis Synchronoss Technologies, Inc. - Founder, Chairman & CEO Ron Hovsepian Intralinks Holdings, Inc. - President & CEO Karen Rosenberger Synchronoss Technologies, Inc. - CFO, EVP & Treasurer CONFERENCE CALL PARTICIPANTS Operator Nandan Amaldi Deutsche Bank - Analyst Samad Samana Stephens Inc. - Analyst Rishi Jaluria JMP Securities - Analyst Jeff Van Rhee Craig-Hallum Capital Group - Analyst Sachin Shah Albert Fried & Company - Analyst PRESENTATION Operator Good day, ladies and gentlemen, and welcome to the Synchronoss Technologies conference presentation. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session and instructions will be given at that time. (Operator Instructions) As a reminder, this call may be recorded. I would now like to introduce your host for today's conference, Mr. Daniel Ives, Senior Vice President. Please go ahead, sir. Daniel Ives - Synchronoss Technologies, Inc. - SVP, Finance & Corporate Development Thank you. Good morning and welcome to Synchronoss Technologies conference call to discuss our definitive agreement to acquire Intralinks Holdings Inc. We'll be discussing the Intralinks acquisition announcement press release that crossed the wires earlier this morning as well as providing an update on strategic initiatives related to our activation business. In addition, we have uploaded a presentation to our website in the IR section that investors can reference around the Intralinks acquisition and our new strategic vision and financial profile going forward. I'm Daniel Ives, SVP of Finance and Corporate Development at Synchronoss, and with me on the call is Steve Waldis, Founder and CEO of Synchronoss; Ron Hovsepian, CEO of Intralinks; and Karen Rosenberg, CFO of Synchronoss. During the call, we will make statements related to the proposed transaction with Intralinks, our business and our expected results of operation that may be considered forward-looking statements under Federal Securities laws. These statements reflect our views only as of today and should not be reflected upon as representative of views as of any subsequent date. These statements reflect our current views regarding the future and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. For a discussion of material risk and other important factors that could affect our actual results, please refer to those listed in our SEC filings including in the most recently filed annual report on Form 10-K and quarterly report on Form 10-Q. This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer to purchase all of the outstanding shares of common stock of Intralinks Holdings will be made solely by means of an offer to purchase, a letter of transmittal, and related documents; which will contain the full terms and conditions of the tender offer and will be mailed to Intralinks stockholders and filed with the SEC. Intralinks stockholders should read these materials carefully when they become available because they will contain important information including 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2016 / 1:30PM, SNCR - Synchronoss Technologies, Inc. and Intralinks Holdings M&A Call the terms and conditions of the offer. I also want to let investors know we will be presenting at the Raymond James Technology Conference tomorrow in New York and look forward to seeing many of you there. With that said, I'll turn the call over to Steve. Steve? Steve Waldis - Synchronoss Technologies, Inc. - Founder, Chairman & CEO Thanks, Dan. And thanks to all of you for joining us this morning on our conference call as I know it's short notice. As outlined in our press release this morning, we are excited to be announcing the signing of a definitive agreement to acquire Intralinks, the leader in secure collaboration and content management solutions, for approximately $821 million in equity value. Under the terms of the agreement, we will commence a cash tender offer to acquire all of the outstanding common shares of Intralinks for $13 a share. We view the Intralinks deal as a defining moment in our shift to focus on the enterprise market and build out our strategic vision that we first laid out over a year ago. When the Synchronoss enterprise business was launched in 2015, our goal was to develop enterprise grade information solutions which support uncompromised security and productivity for the mobile workforce. Our anchor of secure mobility platform through our strategic partnership with Goldman Sachs was the foundation for the strategy and subsequent efforts around identity management through our deep rooted Verizon relationship reflected our expansion into the identity space. But since launching into the enterprise market in early 2016 and going live with our secure mobility solution set in June of this year, we have received overwhelmingly positive feedback from customers and partners and have built a strong pipeline of deal flow and competitive displacements across financial, healthcare, legal verticals into 2017 that exceeded my expectations. Early success this past year with our partnership results at both Goldman Sachs and Verizon has given us further conviction in this multi-billion dollar market over the coming years and thus position our new enterprise markets as a major growth driver for Synchronoss going forward. To this point, we view the proposed acquisition of Intralinks as a transformational step forward in our enterprise strategy that will help pave the way for Synchronoss to vastly grow our enterprise product portfolio, go-to-market strategy, diversified customer footprint, and sets the stage for strong cross-selling opportunities by accelerating our enterprise playbook. Following the closing of the Intralinks acquisition, we expect our enterprise business to represent roughly 40% of our total revenues helping us further diversify our business model while increasing our growth and margin profiles over the coming years as we focus on various cloud and enterprise opportunities. Now Intralinks has become a household name over the past 20 years through its expertise in the M&A deal room and secure enterprise file sharing spaces. In Intralinks 20-year history, over 4.1 million business users across the world have used its secure cloud-based platform and accounts 99% of the Fortune 1000 companies among its customers. To date Intralinks has supported over [$31 trillion] in high stakes transactions making the company a leader in the enterprise content collaboration market. With Intralinks building out its flagship secure collaboration platform, the company SaaS architecture and advanced file sharing technology when combined with our secure mobility and universal ID authentication platforms is expected to provide us a solid platform in the marketplace. When you combine Intralinks direct sales force with our comprehensive carrier distribution channels, we have a very compelling multiprong go-to-market strategy to attack what we view as a several billion dollar market opportunity. We plan to accelerate our R&D efforts towards a secure collaboration, leverage a known brand in the marketplace, and vastly expand our existing services. Now in discussing our long-term strategic goals at our Analyst Day in June of this year, we highlighted three focus areas in order for us to reach $1 billion in revenue over the coming three years. First was customer diversification with our goal of reducing customer concentration. Second was increasing our international revenues. And lastly was rapidly scaling and expanding our strategic work in the enterprise space with revenues north of $100 million. With the proposed acquisition of Intralinks and the divestiture of the ongoing strategic alternatives with our activation business, we will be positioning Synchronoss on the path to accelerate and achieve our long-term goals and targets with the hitting of $1 billion in revenues in 2018 at 30% operating margins with significant margin expansion potential beyond 2018. We look forward to discussing these and our new adjusted higher long-term margin targets at an Analyst Day in New York after the expected closing of Intralinks, which is scheduled for late Q1 of 2017. As we have discussed last month on our third quarter conference calls, we have been in the process of pursuing strategic alternatives related to our activation business which we view as becoming non-core over time while weighing down topline growth and margins of our overall business. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2016 / 1:30PM, SNCR - Synchronoss Technologies, Inc. and Intralinks Holdings M&A Call After considering carefully a number of strategic options at the table, we have reached a definitive agreement to sell a portion of our activation business to Sequential Technology for $146 million. As part of that transaction, Sequential Technology will own 70% of this piece of our activation business and our intention will be to sell the remaining 30% of our ownership in this asset over the course of the next 12 to 18 months to another strategic or financial buyer. We looked for a partner that had an existing relationship with AT&T and already had strong presence in the activation landscape to help ensure a smooth transition period. Now we are actively pursuing strategic alternatives for the remaining activation assets and potentially sunsetting other non-core assets over the next few months. From a leadership perspective as I discussed in our press release, I am pleased to announce that we expect Ron Hovsepian will be taking over for me as Chief Executive Officer upon closing of the proposed Intralinks transaction. I founded Synchronoss almost 17 years ago along with a dedicated team and we have helped grow this Company from a startup to over $800 million of revenues now forecasted for 2017. It's been an honor and a privilege to serve as Founder/CEO to both our shareholders and our employees around the world. That being said, I intend to stay active in the Company as Executive Chairman focused on driving future growth opportunities in the service provider space and focused on entrepreneurial efforts around the new product innovation. I will also help Synchronoss scale in the enterprise market as part of that future, I believe it requires a strong proven leader in the enterprise market. Our business has never been stronger and now is the perfect time for a new leader to take over as CEO of Synchronoss heading into the next chapter of our focused enterprise growth. With Intralinks, we are acquiring a valuable strategic asset that we believe will help define our Company for years to come and also have found a new CEO and leader in the process. With a keen focus on the enterprise market going forward, our Board of Directors and myself believe that Ron is the right individual to lead Synchronoss through its next phase of growth and transformation. His leadership experience from IBM to Novell to Intralinks is a testament to the strategic vision and building businesses across the cloud and enterprise landscape over the last few decades. We believe Ron's character and leadership qualities comes to Synchronoss at the right time as we help transform Synchronoss into a diversified software model based on the carrier cloud and enterprise growth opportunities around the globe. I look forward to my new role as Synchronoss as Executive Chairman of the Board focusing on expanding our cloud and enterprise opportunities around the globe while helping Ron and ensuring his success in his new role. We look forward to a smooth transition and I congratulate Ron on an expected appointment as the next CEO of Synchronoss. Ron? Ron Hovsepian - Intralinks Holdings, Inc. - President & CEO Thanks, Steve, and hello everyone. The Intralinks Board of Directors and myself are so excited to be announcing the Synchronoss transaction as we believe shareholders, customers, partners, and employees will see this as a value creating combination with both companies under one roof. From an Intralinks perspective, we believe Synchronoss enterprise mobility footprint, unparalleled carrier relationships, and strategic partnerships with Verizon and Goldman Sachs will be major assets to our combined enterprise strategy and help us accelerate growth and distribution around the globe. I also want to thank the Synchronoss Board of Directors and Steve for this opportunity as I'm so excited to lead this Company into its growth transformation as we strive to hit $1 billion of revenue by 2018 as a combined company with a diversified customer base across cloud and the enterprise landscape. I look forward to a smooth transition as I know Steve will be right beside me helping lead the combined companies into the future with the massive enterprise and cloud opportunities on our horizon. With that said, I will now hand the call over to Karen. Karen Rosenberger - Synchronoss Technologies, Inc. - CFO, EVP & Treasurer Thanks, Ron, and welcome to the Synchronoss team. As we highlighted in our press release and discussed earlier on the call, we are excited to be announcing the signing of a definitive agreement to acquire Intralinks as well as the selling of a significant portion of our main activation business to Sequential Technology International for $146 million. First, on the Intralinks transaction. We expect to close the deal later in the first quarter of 2017 following the satisfaction of customer closing conditions including receiving regulatory clearance and completing a tender offer. We are 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2016 / 1:30PM, SNCR - Synchronoss Technologies, Inc. and Intralinks Holdings M&A Call financing the Intralinks transaction with cash on the balance sheet, proceeds from the Sequential Technology transaction, and $900 million of new debt as part of a term loan expected to be financed by Goldman Sachs and Credit Suisse. Given the timing of the Intralinks acquisition, this will have no impact on the fourth quarter financial results and a transitionary impact on our first quarter 2017 results assuming no delays in the expected late first quarter closing of the transaction. With the divesting of a significant portion of our activation business to Sequential Technology coupled by ongoing strategic alternatives relating to the other activation assets, we are adjusting our fourth quarter guidance to reflect the impact of this transaction. As a result of this deal, we will not recognize roughly $50 million of activation business in the month of December given the back-end loaded nature of our activation business heading into the holiday season combined with a large activation license deal which was incorporated into our original guidance. Our cloud revenue in the fourth quarter is on track to be slightly ahead of our initial guidance of between $122 million and $125 million. As such, our total revenue for the fourth quarter is expected to be between $145 million and $150 million with roughly $25 million of sub-activation revenue recognized in the quarter. With the lower activation revenue number in the quarter and our cost structure in transition as part of the Sequential Technology transaction, we are expecting operating margins of between 11% and 14% and pro forma EPS between $0.23 to $0.28. We note that starting in the first quarter of 2017 we expect a positive margin lift from the impact of this transaction and will fully manifest itself in the model throughout the remainder of 2017 with the lower margin activation offering no longer part of our business. Given our ongoing strategic initiatives with the remaining activation assets, we are not currently forecasting any activation revenues for 2017. For the combined company following the proposed Intralinks acquisition, we are giving initial 2017 total revenue guidance of between $810 million to $820 million and pro forma EPS of between $2.45 and $2.60 assuming a late first quarter close on the Intralinks transaction and factoring in the expected impact from our new debt facility. Importantly we note the initial 2017 annual guidance includes no activation revenue as we are in the process of selling the remainder of these assets as well as sunsetting some legacy activation programs over the coming months. Our full intention is to be completed with this process during the early part of the first quarter of 2017 and proceeds from these potential transactions will help us further pay down debt and pursue further share buyback. We are guiding to gross margins for 2017 in the 70% to 71% range and operating margins in the 26% to 27% range with potential for further leverage into 2018 and beyond with our cloud and enterprise software driven model now in place. From a synergy perspective, we expect roughly $40 million of cost synergies to be realized within the first year of the combined company. While we will give more detailed guidance at our Analyst Day in the March timeframe upon closing the Intralinks transaction, gross margins in the 70% to 75% range and operating margins in the 30% to 35% plus range will be the framework for our new long-term model going forward. We expect to have greater visibility in our business given the bookings and SaaS component from the enterprise business, which we believe should see an acceleration in overall bookings in 2017. And coupled with our ramping Japan business, we are targeting annualized free cash flow exceeding $100 million for our first year of the combined operations with healthy cash flow expectations for the coming years thus giving us comfort taking on new debt as a part of this transformational enterprise acquisition. I will now open the call up for questions. Operator? QUESTIONS AND ANSWERS Operator Thank you. (Operator Instructions) Nandan Amaldi, Deutsche Bank. Nandan Amaldi - Deutsche Bank - Analyst So Steve, first why not sell the activation business outright? What was the logic behind selling 70%? 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2016 / 1:30PM, SNCR - Synchronoss Technologies, Inc. and Intralinks Holdings M&A Call Steve Waldis - Synchronoss Technologies, Inc. - Founder, Chairman & CEO I think part of it is we've looked very carefully at a bunch of different strategic alternatives obviously looking at the right way with our current customers who will also in some instances like AT&T remain good customers of ours on the cloud and other portions of our business. So, we've looked at it as assigning those assets in the right homes and doing it much more in a chronological fashion that made more sense both for us as well as the actual customers. Daniel Ives - Synchronoss Technologies, Inc. - SVP, Finance & Corporate Development Nandan, just to be clear when we talk about the Sequential piece, that's one piece of the activation business. There's other pieces separate from the 30% that we're looking to sell off as we said in terms of the strategic alternatives that are underway. So, just think about it like a two step process. This is one piece of the activation business when we talk about the [70%/30%] and there's other pieces that are underway in terms of strategic alternatives. Nandan Amaldi - Deutsche Bank - Analyst And a follow-up on the development of the sales channels that really historically have been very carrier focused, Intralinks brings a pretty sizable enterprise sales force. You were starting to build out an enterprise sales force with your new enterprise segment as you discussed at your Analyst Day. So, how should we think about how that evolves in 2017? Steve Waldis - Synchronoss Technologies, Inc. - Founder, Chairman & CEO I think what you're seeing Nandan, and this is Steve, is that we're basically pulling together those two themes. One of the group that we built under Dave Schuette's team was really high-end enterprise sales folks attacking a couple set of verticals. What Intralinks gives us is a complete view across the market into multiple verticals, but what you'll see I think was a uniquely positive component for the Company is not just the direct sales force; but as you can see with our relationships with the carriers, the ability to use them as great distribution partners into those markets. Verizon being a prime example of that. Those will come together as one unit for 2017 and we'll have great carrier distribution besides it. So, we really feel like we're in a unique position where we've got both angles covered we think going out of the year, which gives us our confidence on a go-forward basis. Operator Samad Samana, Stephens Inc. Samad Samana - Stephens Inc. - Analyst My first would be when you think about the revenue synergies both near term and long term, what are you most excited about or what's the largest opportunity? Is it selling Synchronoss' current enterprise solutions into Intralinks' base? Is it creating new products out of the joint technology? Maybe give us an idea of what the revenue synergies are? Steve Waldis - Synchronoss Technologies, Inc. - Founder, Chairman & CEO Great question. It really falls into two camps. One is one of the things that we did and I thought this through for over two years that with the launch of our strategic partnerships with Goldman and Verizon, it became apparent that we had two great I'll call it use case software components. When you add the Intralinks component of their collaboration, you really create a solid platform and what's exciting about that is being able to take the platform that we've already had great success internally and being able to go into the Intralinks customer base which is significant and impressive and upsell those platform opportunities. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2016 / 1:30PM, SNCR - Synchronoss Technologies, Inc. and Intralinks Holdings M&A Call At the same time, the carriers especially with Verizon and some of the work that we do have got a good relationship this past year where we've actually used their path as a great vehicle for distribution from us. So, it really adds up and the short of it is we're going to get the opportunity to put in a complete platform that we think is unique in the industry and we're going to be able to leverage that across multiple carriers and enterprise customers and that's pretty impressive. If you look in the market, we feel we're going to be one step ahead of everybody else in that regard. Samad Samana - Stephens Inc. - Analyst And then I wanted to ask about the long-term margin framework. Intralinks' margins looks to be in the low teens just looking at their past financials. I'm curious, Karen, how the two combined companies get back to that 30% plus level? Maybe can you bridge out specifically how you see that going forward? Karen Rosenberger - Synchronoss Technologies, Inc. - CFO, EVP & Treasurer So obviously as a result of the transaction, we take a look at the two companies and as we talked about in the script around these synergies that we are creating between the two companies and anticipate synergies of $40 million on a go-forward basis. The other thing, Samad, that I would just highlight around the whole transaction itself in addition to an improved margin profile, remember the fact that this is going to significantly improve our revenue customer concentration going forward, improve the international revenue stream, and also grow that enterprise space. All of those three things were highlighted at the Analyst Day that we had done earlier this year. Daniel Ives - Synchronoss Technologies, Inc. - SVP, Finance & Corporate Development And Samad, it's a great question. What I'd also add is that even though we haven't formally broken it out, you could look at the synergies we've talked about with Intralinks, but the implied margins in our cloud business that's left now which I think speaks to what we've been telling investors over the coming months. And I think that's something that we've talked about that activation business from a margin perspective was really weighing it down. I think when you kind of bridge it and as Karen said from an EPS perspective, remember the debt you have to factor in terms of the new debt. But from a margin perspective, we've said we believe 30% plus from 2018 and we'll give more on the long-term guidance at the Analyst Day, but I think it's an uptick in terms of what we talk about in terms of our profile from a margin. Operator (Operator Instructions) Greg McDowell, JMP Securities. Rishi Jaluria - JMP Securities - Analyst This is Rishi Jaluria dialing in for Greg. So first, I understand the revenue synergy opportunities with Intralinks buy and the enterprise business in general. Can you give us a sense of your plans with the Intralinks M&A business, the VDR, and how that fits in with your longer-term plans? Steve Waldis - Synchronoss Technologies, Inc. - Founder, Chairman & CEO So as we think about it, and we look at that business as a business that has a lot of active customers and that we believe we can cross-sell a lot of our current both Verizon and Goldman Sachs related enterprise target information into that base. So, we see that as a business that gives us wait listed on several accounts across the world. It gives us the capability to sell into those accounts with more robust applications in which we're a really trusted component. And if you think about it, enterprise is all about applications and so the ability for us to go in and leverage that strategic footprint and do that. If you think about an analysis years ago, our cloud business really took off because of the relationship we had on the activation side with the customers. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2016 / 1:30PM, SNCR - Synchronoss Technologies, Inc. and Intralinks Holdings M&A Call It was that application around that experience. In the new world as we think about it, there's multiple use cases that we can do on our platform and that platform is driven by applications that we believe we can pull together and what was really exciting about it was the fact that when we looked at the strategic partnership early on with the folks in Intralinks, we saw that the components that we were building out both in identity as well as secure BYOD collaboration fit extremely powerful with their relationships both in the M&A space as well as the success they had had on the secure platform. Ron Hovsepian - Intralinks Holdings, Inc. - President & CEO This is Ron. When you think about the future markets and where the markets are going, we've always looked and seen that applications are really what customers ultimately buy as Steve said and I think having applications anchoring at the account is going to be critical for any cloud company. If you look at the great cloud companies like a Salesforce, they started out with SFA as a key application and then they introduced their platform later with Force.com. And there's lots of examples like that throughout the market. So, having that blend of application and platform technologies is going to be critical. Rishi Jaluria - JMP Securities - Analyst And then just in terms of the 2017 guidance, I know we'll get more granularity I'm sure at the Analyst Day and after the acquisition closes. But can you give us a sense for generally what sort of contribution you're factoring in from Intralinks and if there's any kind of rev rec issues to consider with the acquisition? Daniel Ives - Synchronoss Technologies, Inc. - SVP, Finance & Corporate Development We'll obviously give more details about it at the Analyst Day. But what I would say is when we talk about $40 million combined and I think the key thing from the margin perspective, it's the synergies. But it's also about as we are in the process of shedding and divesting as well as sunsetting those activation assets, the underlying margins on what's left in our business is a lot different as you could see from the original profile. Operator Jeff Van Rhee, Craig-Hallum. Jeff Van Rhee - Craig-Hallum Capital Group - Analyst Congrats to everyone and to Ron for getting the Company here and for the new role so congrats everybody. First just from the perspective of Synchronoss in your early enterprise efforts, what is the touch point? Who's the buyer? Who are your early enterprise reps selling to? And then secondly, as you bring the entity together, I'm just curious who you think the most frequent competition is likely to be in terms of cycles particularly how that changes from where you are today? Steve Waldis - Synchronoss Technologies, Inc. - Founder, Chairman & CEO It's very business use case focused and it's driven based upon the applications that we go into the market. In our identity management platforms in cases, we've got a tremendous amount of success in the healthcare system. I think we're if not the largest, one of the largest online authenticators of prescriptions in the US per day. On the use case perspective, it's very much around both CSO security or information technology folks. Our product that we launched last year with Goldman we think is one of the most easy to use, highly secure BYOD platform capability in the market. When you start to add those touch point use cases in with some of the great work that the folks have done at Intralinks, you can pretty easily see a pretty comprehensive platform that we can expand those application footprints that we just talked about in each of those different areas. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2016 / 1:30PM, SNCR - Synchronoss Technologies, Inc. and Intralinks Holdings M&A Call Jeff Van Rhee - Craig-Hallum Capital Group - Analyst And maybe just a second part of that then in terms of the competition, just a little where you are now and how you see that more often clearly this is going to change the makeup of the business or do you expect to see more of as a result of this? Steve Waldis - Synchronoss Technologies, Inc. - Founder, Chairman & CEO I think your typical markets for ECM and EFSS, GRC are the certain areas that we'll end up competing with. But I think the differentiator that we're bringing to the market is the fact that we're bringing these highly scalable use case components that are application driven that are being supported by some of the biggest folks in the world. One of the largest implementations just on a secure BYOD product is obviously at Goldman and we're expanding that across with Verizon. We've got over 25 to 30 very large enterprise accounts that are consumers of the technology today. That's before we start to leverage the customer base that we get from the Intralinks acquisition. I'll let Ron add some color to it as well. Ron Hovsepian - Intralinks Holdings, Inc. - President & CEO I think, Jeff, when you look at it from a competitive landscape; there's the normal players that Steve had highlighted that you'd see coming from the different segments. What's really unique and exciting about where I see some of the intersection happening is the ability to bring the technologies and the scale to bear here that we see inside the marketplace. So on the technology front combining, our combination of the security depth that both of us have is pretty darn unique and the approach that Synchronoss is taking on its technologies as part of the Goldman relationship is very exciting from my perspective combined with some of the technologies that we have really give us some unique differentiators inside the market. So when you look out into the future, I see the opportunity to also tie this into the BYOD environment where we've got all these different large enterprises bringing their devices to work and the relationships that are here with the telcos is a very exciting statement on where the market's going and what it could be from an overall perspective. Daniel Ives - Synchronoss Technologies, Inc. - SVP, Finance & Corporate Development And before we take the next question, we got an email question in terms of our guidance 2017 and some of the debt. As clarity before this transaction, we didn't have that debt so we took the incremental debt as part of this transaction. As we've said, the dilution from that think about roughly $0.50 dilution in terms of 2017 and that I think will answer some questions in terms of our EPS relative to the margins. Think about that debt impact, which is key and speaks even though you see the uptick in margins next year in terms of how we guided. That's why there's that EPS impact because of the debt. Operator, we'll take the next question? Operator Sachin Shah, Albert Fried. Sachin Shah - Albert Fried & Company - Analyst Congratulations on the deal. So, just to clarify a couple of things. You expect kind of a fast-moving transaction here. Is it just the HSR and the tender offer that we should be expecting? You said first quarter of 2017, is that kind of just 120 days? And can you maybe just talk about the background of the transaction, if this was an auction or just a one on one negotiation? 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2016 / 1:30PM, SNCR - Synchronoss Technologies, Inc. and Intralinks Holdings M&A Call Daniel Ives - Synchronoss Technologies, Inc. - SVP, Finance & Corporate Development I would just say that in terms of from a regulatory approval like we've said, it's a late 1Q close in terms of how we're factoring in this transaction and this is something. Once this transaction closes, then we'll have an Analyst Day to talk more about the long-term guidance, the strategy, and really able to take investors into a deeper level. Sachin Shah - Albert Fried & Company - Analyst But as far as the transaction is concerned, is it just HSR I just wanted to clarify that and the tender offer? Daniel Ives - Synchronoss Technologies, Inc. - SVP, Finance & Corporate Development That's correct. Operator Samad Samana, Stephens Inc. Samad Samana - Stephens Inc. - Analyst Ron, this is a question for you. I was just looking through some details on Intralinks and it looks like the company has been seeing its own backlog growth start to accelerate at least in 2015. Maybe you could just give us an idea of what direction Intralinks was headed in and how from Intralinks' perspective, the acquisition with Synchronoss makes sense so we understand how it fits with the organization that you're bringing over? Ron Hovsepian - Intralinks Holdings, Inc. - President & CEO I think what we've done over the past few quarters and what you've seen over the past couple of years was really to position the enterprise business for good double-digit growth was what we were pursuing in a significant manner and that's all been out in the public. I think what's more exciting is the intersection of the pieces here. So when you say where and what can we get done together, where and what we can get done together to me really lies in the value proposition to the customer and how we can bring a single platform, a global platform that has reach around the world from its scalability and from its usability perspective to the marketplace to let customers handle multiple use cases on a single platform. And that is very exciting to customers because what they're looking for is one control plane to manage all of their content moving around in the world. If you really think of what an enterprise responsibility is, it's changed. It moved from keeping things in their firewall to now I've got to keep control of my content as it flows across multiple devices. And the combination of our two companies and the technology gives us that great reach into the marketplace partnerships with telcos, it gives us great technologies that we can differentiate ourselves on further, and then most importantly it gives the customer great value in terms of control of all of their content as it moves through the environment. Additionally it will allow us to create a really stronger go to market together both from a marketing perspective and most importantly from a sales perspective. I really respect what they've gotten done here and as Steve referenced earlier, what Dave's built out is very exciting from my perspective and when we combine those pieces and our go-to-market, it just makes us stronger. So when I look at it, I see technology, go-to-market, and the scale of their operations being extremely exciting from my perspective for our customers. Daniel Ives - Synchronoss Technologies, Inc. - SVP, Finance & Corporate Development And Samad, what I would also add and that was great clarity around is that at our Analyst Day in June when we laid out those three strategic goals; the customer concentration less than 50%, the international more than 25%, especially the $100 million of enterprise revenue. That three long-term 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2016 / 1:30PM, SNCR - Synchronoss Technologies, Inc. and Intralinks Holdings M&A Call goals is obviously now accelerated in 2017 with the goal of hitting $1 billion in 2018 with 30% margins and we feel like combined, this is one that really puts us on that strategic vision especially on the enterprise. Operator And that concludes our Q&A session for today. I like to turn the call back over to Mr. Stephen Waldis for any further remarks. Steve Waldis - Synchronoss Technologies, Inc. - Founder, Chairman & CEO I want to thank everybody for joining us on quick notice and we look forward to speaking with all of you shortly over the coming weeks. Thank you very much. Operator Ladies and gentlemen, thank you for participating in today's conference. This does conclude today's program and you may all disconnect. Everyone have a great day. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2016, Thomson Reuters. All Rights Reserved.